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                                                                  Exhibit 4.2


                   Form of New Junior Subordinated Debenture:

                         COMMERCE SECURITY BANCORP, INC.

                 11 3/4% Junior Subordinated Debentures due 2027

                                   $28,513,000
                                      No. 2
                                  (Registered)

         COMMERCE SECURITY BANCORP, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Wilmington Trust Company, as Trustee, or registered assigns, the principal sum of Twenty-Eight Million Five Hundred Thirteen Thousand Dollars and no/100 ($28,513,000) on June 6, 2027, and to pay interest on said principal sum from June 30, 1997 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the 30th day of March, June, September and December of each year, commencing September 30, 1997, at a rate of 11 3/4% per annum until the principal hereof shall have become due and payable (plus Additional Interest, if any), and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable for any period will be computed on the actual number of days elapsed and a year of 360 days. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (except that, if such Business Day is in the next succeeding calendar year, such interest shall be paid on the immediately preceding Business Day), with the same force and effect as if made on the date the payment was originally payable, PROVIDED that no interest shall accrue and no reduction in the amount of such interest shall be effected, for the period either before or following such Interest Payment Date, on account of such delayed or accelerated payment. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in Huntington Beach, California or Wilmington, Delaware are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Declaration, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name the Securities (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the fifteenth day of the month in which such Interest Payment Date occurs. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Securities for one or more Predecessor Securities is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         The Company shall have the right at any time during the term of this Security, from time to time, to defer payment of interest on such Security for up to 20 quarterly periods (an "Extension Period"), provided that no Extension Period may extend past the Stated Maturity of this Security. There may be multiple Extension Periods of varying lengths during the term of this Security. At the end of each

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Extension Period, if any, the Company shall pay all interest then accrued and unpaid, together with interest thereon, compounded quarterly at the rate specified on this Security to the extent permitted by applicable law. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Securities or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Securities (other than (a) dividends, distributions or other payments in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans, or (e) Permitted Redemptions of the Company's common stock) As used herein, a Permitted Redemption means a redemption of Class B Common Stock of the Company from any person that (x) owns less than 1% of the then-outstanding shares of the Company's Class B Common Stock and (y) is not then, and has not been within the 12 months preceding such date, an officer or director of the Company; PROVIDED that a redemption or repurchase of Class B Common Stock will not constitute a Permitted Redemption if the cumulative amount of all Permitted Redemptions (through and including the proposed redemption) exceeds $2.5 million. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Securities. Upon the termination of any such Extension Period and the payment of all amounts having been accrued and not paid together with all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee notice of its election of such Extension Period at least one Business Day prior to the record date for the related interest payment.

         Payment of the principal of and interest on this Security will be made at the office or agency of the Paying Agent maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the election of the Holder hereof, payment of interest shall be made to such Holder (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or
(ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         In addition, each Holder hereof, by such Holder's acceptance hereof, agrees to treat the Junior Subordinated Debentures evidenced hereby as indebtedness of the Company for all United States tax purposes.



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         Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


         IN WITNESS WHEREOF, Commerce Security Bancorp, Inc. has caused this instrument to be duly executed.


Dated: _____________, 1998
                                         COMMERCE SECURITY BANCORP, INC.



                                         By:____________________________
                                            Name:
                                            Title:




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                          [Form of Reverse of Security]

         This Security is one of a duly authorized issue of Securities of Commerce Security Bancorp, Inc. (the "Company"), designated as its 11 3/4% Junior Subordinated Debentures due 2027 (herein called the "Securities"), issued under an Indenture, dated as of July 15, 1997 (herein called the "Indenture"), between the Company and Wilmington Trust Company, a Delaware banking corporation, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         At any time on or after June 6, 2007, the Company shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of the Company, in whole or in part, at the Redemption Prices set forth below (expressed as a percentage of the principal amount hereof to be redeemed), plus any accrued but unpaid interest (including any Additional Interest) to the Redemption Date, if redeemed during the twelve-month periods beginning on the dates indicated below:

                  June 6, 2007.......................105.875%
                  June 6, 2008.......................105.288%
                  June 6, 2009.......................104.700%
                  June 6, 2010.......................104.113%
                  June 6, 2011.......................103.525%
                  June 6, 2012.......................102.938%
                  June 6, 2013.......................102.350%
                  June 6, 2014.......................101.763%
                  June 6, 2015.......................101.175%
                  June 6, 2016.......................100.588%

                  At all times on or after June 6, 2017, the Redemption Price will be 100% of the principal amount hereof to be redeemed, plus accrued and unpaid interest, if any, to the Redemption Date.

         If a Special Event as defined in Article Twelve of the Indenture shall occur and be continuing, the Company shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of the Company, without premium or penalty, in whole or in part (subject to the limitations set forth below), at a Special Redemption Price equal to the greater of (i) 100% of the principal amount hereof then to be redeemed, or (ii) an amount, determined by the Quotation Agent, equal to the sum of the present values of the principal amount and premium payable with respect to an Optional Redemption effected on June 6, 2007, together with scheduled payments of interest accruing over the Remaining Life, discounted to the date of the Special Redemption on a quarterly basis (assuming a 360-day year consisting of 30-day months) at a rate equal to the Special Redemption Discount Rate, plus, in each case, accrued interest thereon to the Redemption Date. The "Special Redemption Discount Rate" means, with respect to any Special Redemption, a rate determined by the Quotation Agent equal to the Treasury Rate as of the third Business Day prior to the applicable Redemption Date, plus (i) if the Redemption Date is on or before June 6, 1998, 4.75% (475 basis points), or (ii) if the Redemption Date is after June 6, 1998, 4.00% (400 basis points). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days notice. If the Securities are only partially redeemed by the Company, the Securities will be redeemed by lot (or such other method of selection as the Trustee may customarily employ). In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. The Company shall not redeem the Securities in part in a Special Redemption unless there shall remain Outstanding following such Special Redemption Securities having an aggregate principal amount of not less than $15,000,000.

         If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for satisfaction and discharge or legal defeasance of the entire indebtedness of this Security and for the defeasance of certain covenants under the Indenture at any time upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of Holders of not less than a majority in principal amount of the Outstanding Securities affected by such modification, to modify the Indenture in a manner affecting the rights of the Holders of the Securities; PROVIDED that no such modification may, without the consent of the Holder of each Outstanding Security affected thereby, (i) change the maturity of the principal of, or any installment of interest on, such Security or reduce the principal amount thereof, or the rate of payment of interest thereon, or extend the time of payment of interest thereon (except such extensions as are provided for in such Security), or change the place of payment where, or the coin or currency in which, such Security or interest thereon is payable, or impair the right to institute suit for the enforcement of such payment on or after the Maturity thereof (or, in the case of redemption, on or after the Redemption
Date), or modify the provisions of the Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, (ii) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for such supplemental Indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences provided for in the Indenture, or (iii) modify any of the provisions of Section 513,
Section 902 or Section 1008 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, PROVIDED that, so long as any of the Capital Securities remains outstanding, no such amendment shall be made that adversely affects the holders of the Capital Securities, and no termination of the Indenture shall occur, and no waiver of an Event of Default or compliance with any covenant under the Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding Capital Securities unless and until the principal of and any premium on the Securities and all accrued and unpaid interest thereon have been paid in full.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         THE SECURITIES AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  This is one of the Securities referred to in the within-mentioned Indenture.


                                WILMINGTON TRUST COMPANY, as Trustee


                                By: _________________________________
                                    Authorized Signatory


Dated: ________ __, ____

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                  In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Security (or any predecessor thereto) (the "Resale Restriction Termination Date"), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that such transfer is being made:

                                   [Check One]

(1)      ___      to the Company or a subsidiary thereof; or

(2)      ___      pursuant to and in compliance with Rule 144A under the
                  Securities Act of 1933, as amended; or

(3)      ___      to an institutional "accredited investor" (as defined in Rule
                  501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)      ___      pursuant to the exemption from registration provided by Rule
                  144 under the Securities Act of 1933, as amended; or

(5)      ___      pursuant to an effective registration statement under the
                  Securities Act of 1933, as amended; or

(6)      ___      pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (3), (4), or
(6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 315 of the Indenture shall have been satisfied.


Dated:                      Signed:_________________________________
                            (Sign exactly as name appears on the other side of
                             this Security)


Signature Guarantee:___________________________________
Participant in a Recognized Signature Guarantee Medallion Program


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                    ______________________________________________
                    NOTICE: To be executed by an executive officer